UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2005

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Wednesday, March 2, 2005, the Board of Directors of Knight Transportation, Inc., an Arizona corporation (the “Company”), adopted amendments to the Company’s Restated Bylaws. The amendments revise Section 3.10 of the Restated Bylaws, which contains provisions relating to committees of the Board of Directors, to clarify that the Board will maintain a standing Nominating and Corporate Governance Committee and Compensation Committee, in addition to a standing Audit Committee and Executive Committee. A complete copy of the Company’s current bylaws, including the amendments described above, is attached to this report as Exhibit 3.2.

Item 7.01	Regulation FD Disclosure.

On Wednesday, March 2, 2005, the Company issued a press release (the “Press Release”) announcing that its Board of Directors has declared a quarterly cash dividend of $0.02 per share of common stock. The dividend is payable to shareholders of record on March 31, 2005, and is expected to be paid on April 18, 2005. A copy of the Press Release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	3.2	Amended and Restated Bylaws of the Company
	99.1	Press release announcing declaration of quarterly cash dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: March 3, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3.2	Amended and Restated Bylaws of the Company
99.1	Press release announcing declaration of quarterly cash dividend